CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference of our report dated September 30, 1996 relating to our audit of the statement of assets and liabilities of the Frontegra Funds, Inc.-Total Return Bond Fund and to the reference to our firm under the caption "Independent
Auditors" in the Statement of Additional Information of the Frontegra Funds, Inc., as filed with the Securities and Exchange Commission in this Post-Effective
Amendment No. 1 to the Registration Statement on Form
N-1A under the Securities Act of 1933 (Registration No.
333-7305) and in this Amendment No. 2 under the Investment Company Act of 1940 (Registration No. 811-
7685).


                              /s/ ERNST & YOUNG LLP




Chicago, Illinois
May 28, 1997